SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                 Amendment No. 1

                                       To

                                   FORM 8-K/A

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): May 15, 1998



                               ISONICS CORPORATION
             (Exact name of registrant as specified in its charter)


                                   California
                 (State or other jurisdiction of incorporation)



      001-12531                                            77-0338561
(Commission File No.)                          (IRS Employer Identification No.)



                         4010 Moorpark Avenue, Suite 119
                           San Jose, California 95117
              (Address of principal executive offices and zip code)



       Registrant's telephone number, including area code: (408) 260-0155

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.


         (a)   Financial Statements of Businesses Acquired.

The Financial Statements required by this item are submitted in a separate section beginning on page F-1 of this Amendment No. 1 to Current Report on Form 8-K/A and are incorporated by reference herein:


                                                                            PAGE

         Report of Independent Certified Public Accountants ........         F-1

         Balance Sheets as of April 30, 1997 and April 29, 1998 ....         F-2

         Statements of Operations for the Years Ended April 30, 1997
         and April 29, 1998 ........................................         F-3


         Statement of Shareholders' Equity for the Years Ended
         April 30, 1997 and April 29, 1998 .........................         F-4


         Statements of Cash Flows for the Years Ended April 30,
         1997 and the April 29, 1998 ...............................         F-5


         Notes to Financial Statements .............................         F-6


         (b)   Pro Form Financial Information.

         The following unaudited pro forma combined condensed statement of operations assumes that the acquisition of all of the outstanding capital stock of International Process Research Corporation, a Colorado corporation ("Interpro"), took place as of the beginning of the year ended April 30, 1998 and combines the audited statements of operations of Isonics Corporation, a California corporation, for the year ended April 30, 1998 with Interpro's audited statement of operations for the year ended April 29, 1998.

         The pro forma combined condensed statement of operations is not necessarily indicative of the operating results which would have been achieved had the Acquisition been consummated as of the beginning of the year ended April 30, 1998 and should not be construed as representative of future operations.

                               Isonics Corporation

                        PRO FORMA STATEMENT OF OPERATIONS

                            Year ended April 30, 1998
                    (In thousands, except for per share data)
                                   (Unaudited)


                                                                          International
                                                                             Process                        Total
                                                             Isonics        Research      Pro Forma       Pro Forma
                                                           Corporation     Corporation   Adjustments       Amounts
                                                           -----------     -----------   -----------       -------

Net revenues..............................................  $   6,783      $   2,708    $    (181) (1)    $   9,310
                                                                                              275  (2)
Cost of revenues..........................................      4,662          1,759         (181) (1)        6,515
                                                            ---------      ---------    ---------         ---------
           Gross margin...................................      2,121            949         (275)            2,795

Operating expenses:
   Selling, general and administrative....................      1,342            812           (1) (3)        2,147
                                                                                               (6) (2)
   Research and development...............................        811            157           (6) (4)          962
                                                            ---------      ---------    ---------         ---------
           Total operating expenses.......................      2,153            969          (13)            3,109

Operating loss............................................        (32)           (20)        (262)             (314)
Interest expense, net.....................................       (145)           (20)         -                (165)
                                                            ---------      ---------    ---------         ---------
Loss before income taxes..................................       (177)           (40)        (262)             (479)
Income tax (expense) benefit..............................        314             14          -                 328
                                                            ---------      ---------    ---------         ---------

Net income (loss).........................................  $     137      $     (26)   $    (262)        $    (151)
                                                            =========      =========    =========         =========

Net income (loss) per share - basic.......................  $    0.03                                     $   (0.03)
                                                            =========                                     =========

Shares used in computing per share information............      5,039                         354  (5)        5,393
                                                            =========                   =========         =========

Net income (loss) per share - diluted.....................  $    0.02                                     $   (0.03)
                                                            =========                                     =========

Shares used in computing per share information............      6,469                      (1,076)            5,393
                                                            =========                   =========         =========


                               Isonics Corporation

                   NOTES TO PRO FORMA STATEMENT OF OPERATIONS
                                   (Unaudited)



     On April 30, 1998, Isonics Corporation (the "Company") acquired all of the outstanding common stock of International Process Research Corporation dba
Colorado Minerals Research Institute ("Interpro") a contract research and development organization specializing in metallurgical, mineral processing, and environmental test work and consultancy services. The purchase price was paid in 353,982 shares of the Company's common stock with a fair market value of $708,000. Transaction costs were $70,000. No goodwill was recognized upon completing the transaction.

     The accompanying pro forma statement of operations is presented in accordance with Article 11 of Regulation S-X. No pro forma balance sheet is presented as the assets and liabilities of Interpro are included in the April 30, 1998 balance sheet of the Company.

     The Company's historical results of operations will include Interpro commencing May 1, 1998. The pro forma statement of operations for the year ended April 30, 1998 includes the following adjustments to reflect the consummation of the transaction as if it had occurred at the beginning of fiscal 1998:

1. To eliminate intercompany revenues and cost of revenues.

2. To adjust depreciation expense to reflect the fair value of assets acquired.

3. To adjust salaries paid to Interpro's management to amounts to be paid under new employment agreements.

4. To eliminate management fee paid to Interpro's parent company.

5. To increase the number of common shares used in the per share calculation for the common stock issued in the acquisition for basic earnings per share and eliminate common stock equivalents from diluted earnings per share as they are anti-dilutive given the pro forma net loss.

     The adjustments do not give effect to any potential benefits that might have been realized through the combination of operations and are not necessarily indicative of the consolidated results which would have been reported if the acquisition of Interpro had actually occurred at the beginning of the year ended April 30, 1998.

         (c)   Exhibits.

     Exhibit No.  Description
     -----------  -----------

     2.1* Stock Purchase Agreement, dated as of April 30, 1998, among Isonics Corporation, a California corporation, Metallurgy International, Inc., a Nevada corporation, and International Process Research Corporation, a Colorado Corporation (the Disclosure Schedule has been omitted as permitted pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC"), but will be furnished supplementally to the SEC upon request).

     2.2* Escrow Agreement, dated as of May 15, 1998, among Isonics Corporation, a California corporation, Metallurgy International, Inc., a Nevada corporation, Robert H.Cuttriss (as Agent), and Colorado Business Bank, as Escrow Agent.

     99.1*        Press  release   announcing  the  execution  of  the  Purchase
                  Agreement.

     99.2*        Press release announcing the consummation of the Acquisition.


* Previously filed with Isonics' Current Report on Form 8-K (File No. 001-12531), dated May 15 and filed May 27, 1998.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                       ISONICS CORPORATION



Dated:  July 28, 1998                  By:   /s/ James Alexander
                                           -------------------------------------
                                           James Alexander
                                           President and Chief Executive Officer

               Report of Independent Certified Public Accountants





Board of Directors
International Process Research Corporation dba Colorado Minerals Research Institute

We have audited the accompanying balance sheets of International Process Research Corporation dba Colorado Minerals Research Institute ("CMRI") as of April 30, 1997 and April 29, 1998, and the related statements of operations, shareholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CMRI as of April 30, 1997 and April 29, 1998, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.


GRANT THORNTON LLP

San Jose, California
July 1, 1998


                   International Process Research Corporation
                    dba Colorado Minerals Research Institute

                                 BALANCE SHEETS
                      (In thousands, except share amounts)



                                     ASSETS
                                                                                             April 30,    April 29,
                                                                                               1997         1998
                                                                                             --------     ---------
CURRENT ASSETS
   Cash and cash equivalents                                                                 $    188     $       6
   Accounts receivable
     Billed, net of allowance of $63 in 1997 and $45 in 1998                                      203           530
     Unbilled, net of allowance of $8 in 1997 and $85 in 1998                                      72            14
   Prepaid expenses and other assets                                                               17            38
   Deferred income taxes                                                                           99           113
                                                                                             --------     ---------
           Total current assets                                                                   579           701

PROPERTY AND EQUIPMENT, net                                                                        90           357

OTHER ASSETS                                                                                      -              43
                                                                                             --------     ---------

                                                                                             $    669     $   1,101
                                                                                             ========     =========

                      LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
   Current portion of long-term debt                                                         $     38     $      51
   Accounts payable                                                                               106           374
   Accounts payable - related party                                                                26           -
   Accrued liabilities                                                                            264           337
                                                                                             --------     ---------
           Total current liabilities                                                              434           762

LONG-TERM LIABILITIES                                                                             146           276

COMMITMENTS                                                                                       -             -

SHAREHOLDERS' EQUITY
   Common stock, no par value, 5,000,000 shares authorized,
     4,590,909 outstanding in 1997 and 1998                                                        80            80
   Retained earnings (deficit)                                                                      9           (17)
                                                                                             --------     ---------
                                                                                                   89            63
                                                                                             --------     ---------

                                                                                             $    669     $   1,101
                                                                                             ========     =========

The accompanying notes are an integral part of these statements.

                   International Process Research Corporation
                    dba Colorado Minerals Research Institute

                            STATEMENTS OF OPERATIONS
                                 (In thousands)



                                                                Year Ended
                                                         ----------------------
                                                         April 30,    April 29,
                                                           1997         1998
                                                         --------     ---------

Revenues                                                 $  2,372     $   2,708
Cost of revenues                                            1,536         1,759
                                                         --------     ---------

       Gross margin                                           836           949

Operating expenses:
   Selling, general and administrative                        674           812
   Research and development                                   133           157
                                                         --------     ---------

       Total operating expenses                               807           969

       Operating income (loss)                                 29           (20)

Interest income                                                 7             2
Interest expense                                              (19)          (22)
                                                         --------     ---------

       Total interest expense, net                            (12)          (20)
                                                         --------     ---------

       Income (loss) before income taxes                       17           (40)

Income tax (expense) benefit                                   (6)           14
                                                         --------     ---------

       NET INCOME (LOSS)                                 $     11     $     (26)
                                                         ========     =========


The accompanying notes are an integral part of these statements.

                   International Process Research Corporation
                    dba Colorado Minerals Research Institute

                        STATEMENT OF SHAREHOLDERS' EQUITY

                  Years ended April 30, 1997 and April 29, 1998
                      (In thousands, except share amounts)

                                                                                        (Accumulated
                                                                   Common Stock           Deficit)         Total
                                                            ------------------------      Retained     Shareholders'
                                                              Shares         Amount       Earnings        Equity
                                                            -----------    ---------    -----------     -----------
Balance at May 1, 1996                                        4,590,909    $      80    $        (2)    $        78

   Net income                                                       -            -               11              11
                                                            -----------    ---------    -----------     -----------

Balance at April 30, 1997                                     4,590,909           80              9              89

   Net loss                                                         -            -              (26)            (26)
                                                            -----------    ---------    -----------     -----------

Balance at April 29, 1998                                     4,590,909    $      80    $       (17)    $        63
                                                            ===========    =========    ===========     ===========


The accompanying notes are an integral part of this statement.

                   International Process Research Corporation
                    dba Colorado Minerals Research Institute

                            STATEMENTS OF CASH FLOWS
                                 (In thousands)


                                                                                                   Year Ended
                                                                                             ----------------------
                                                                                             April 30,    April 29,
                                                                                               1997         1998
                                                                                             --------     ---------
Cash flows from operating activities:
   Net income (loss)                                                                         $     11     $     (26)
   Adjustments to reconcile net income (loss) to net cash provided by operating activities:
       Depreciation and amortization                                                               24            43
       Deferred income taxes                                                                        6           (14)
       Changes in operating assets and liabilities:
         Accounts receivable                                                                      146          (269)
         Prepaid expenses                                                                          (7)          (21)
         Accounts payable                                                                         (81)          242
         Accrued liabilities                                                                       20            73
                                                                                             --------     ---------
           Net cash provided by operating activities                                              119            28

Cash flows from investing activities:
   Purchases of property and equipment                                                             (5)         (310)
   Acquisition costs                                                                              -             (43)
                                                                                             --------     ---------
           Net cash used in investing activities                                                   (5)         (353)

Cash flows from financing activities:
   Principal payments on long-term debt                                                           (59)         (170)
   Borrowings on long-term debt                                                                   -             313
                                                                                             --------     ---------
           Net cash (used in) provided by financing activities                                    (59)          143
                                                                                             --------     ---------

           NET INCREASE (DECREASE) IN CASH AND
              CASH EQUIVALENTS                                                                     55          (182)

Cash and cash equivalents, beginning of year                                                      133           188
                                                                                             --------     ---------

Cash and cash equivalents, end of year                                                       $    188     $       6
                                                                                             ========     =========

Supplemental  disclosures  of cash flow  information:
   Cash paid during the year for:
     Interest                                                                                $     19     $      20
     Taxes                                                                                        -             -

Non-cash investing and financing activities:
   Equipment acquired under capital lease obligations                                        $     30     $     -

The accompanying notes are an integral part of these statements.

                   International Process Research Corporation
                    dba Colorado Minerals Research Institute

                          NOTES TO FINANCIAL STATEMENTS

                        April 30, 1997 and April 29, 1998



NOTE 1 - ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

Organization

     International Process Research Corporation, dba Colorado Minerals Research Institute (the "Company") is a contract research and development organization specializing in metallurgical, mineral processing, and environmental test work and consultancy services. The Company is a wholly owned subsidiary of Metallurgy International, Inc.

Cash Equivalents

     Cash equivalents consist of money market investments and certificates of deposit with an original maturity of less than ninety days.

Concentration of Credit Risk

     Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash equivalents and trade accounts receivable. Cash equivalents are maintained with high quality institutions and are regularly monitored by management. The Company extends credit to customers from various geographic areas and varying in size. The
Company performs ongoing credit evaluations of its customers' financial condition and occasionally requires advances on work to be performed.

Property and Equipment

     Property and equipment are stated at cost. Depreciation is computed using the straight-line method over three to five years. Leasehold improvements are amortized over the shorter of their estimated useful lives or the lease term.

Income Taxes

     The Company accounts for income taxes using an asset and liability approach for financial accounting and reporting purposes.

Revenue Recognition

     Revenue from research contracts is recognized ratably as services are performed and costs are incurred.

Research and Development

     Research and development expenses include costs and expenses associated with the design and development of new products and services.

Use of Estimates in Financial Statements

     In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, as well as revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair Values of Financial Instruments

     The fair value of cash and equivalents approximates carrying value due to the short maturity of such instruments. The fair value of long-term debt approximates carrying value based on terms available for similar instruments.


NOTE 2 - SALE OF COMPANY

     On April 30, 1998, all of the Company's outstanding common stock was sold to Isonics Corporation. The sales price of approximately $708,000 was paid in stock of the acquiring company.


NOTE 3 - PROPERTY AND EQUIPMENT

     Property and equipment consist of the following (in thousands):

                                                         April 30,    April 29,
                                                           1997         1998
                                                         ---------    ---------

      Equipment and office furniture                     $     165    $     456
      Leasehold improvements                                    47           66
                                                         ---------    ---------
                                                               212          522
      Less accumulated depreciation and amortization          (122)        (165)
                                                         ---------    ---------

                                                         $      90    $     357
                                                         =========    =========

NOTE 4 - ACCRUED LIABILITIES

     Accrued liabilities consist of the following (in thousands):
                                                                                    April 30,    April 29,
                                                                                      1997         1998
                                                                                    ---------    ---------
         Compensation                                                               $     129    $     154
         Customer advances                                                                 65           76
         Other                                                                             70          107
                                                                                    ---------    ---------

                                                                                    $     264    $     337
                                                                                    =========    =========


NOTE 5 - LONG-TERM DEBT

     Long-term debt consists of the following (in thousands):
                                                                                    April 30,    April 29,
                                                                                      1997         1998
                                                                                    ---------    ---------

         Bank term loan                                                             $     -      $     147
         Revolving line of credit                                                         125          159
         Capital leases                                                                    59           21
                                                                                    ---------    ---------
                                                                                          184          327
           Less current portion                                                           (38)         (51)
                                                                                    ---------    ---------

                                                                                    $     146    $     276
                                                                                    =========    =========

     Maturities of long-term debt as of April 29, 1998 are as follows
     (in thousands):

              1999                                                                  $      51
              2000                                                                        199
              2001                                                                         40
              2002                                                                         37
                                                                                    ---------

                                                                                    $     327
                                                                                    =========

     The term loan is collateralized by certain equipment and bears interest at 9.5%. Principal and interest payments of $3,800 are due in forty eight monthly payments ending February 2002.

     The revolving line of credit is collateralized by all of the Company's assets. Borrowings under the line of credit bear interest at the bank's base rate (8.5% at April 30, 1998) plus 1.0%. Borrowings are limited to 75% of the Company's eligible trade accounts receivable as contractually defined. Interest payments are due monthly. The credit arrangement prohibits the payment of any cash dividends without prior bank approval and requires the Company to meet certain financial covenants, including minimum tangible net worth and maximum leverage ratio. Subsequent to year end, the line of credit was amended to increase the defined borrowing base from $160,000 to $350,000 and the maturity date of the line of credit was extended to July 1999. The entire balance is included as long-term debt on the balance sheet.

NOTE 6 - INCOME TAXES

     Deferred tax assets are comprised of the following (in thousands):
                                                                                    April 30,    April 29,
                                                                                      1997         1998
                                                                                    ---------    ---------
         Deferred tax assets
           Accruals and reserves deductible in future periods                       $      88    $      85
           Net operating loss carryforwards                                                11           28
                                                                                    ---------    ---------

                                                                                    $      99    $     113
                                                                                    =========    =========

     Income tax benefit (expense) consists of the following (in thousands):

                                                                                      1997         1998
                                                                                    ---------    ---------
         Current
           Federal                                                                  $     -      $     -
           State                                                                          -            -
                                                                                    ---------    ---------
                                                                                          -            -

         Deferred
           Federal                                                                         (5)          12
           State                                                                           (1)           2
                                                                                    ---------    ---------
                                                                                           (6)          14
                                                                                    ---------    ---------

         Income tax (benefit) expense                                               $      (6)   $      14
                                                                                    =========    =========

     At April 29, 1998, the Company has $80,000 of net operating loss carryforwards for state and federal purposes available through 2003 and 2113, respectively. The statutory federal income tax rate does not differ from the effective tax rate.

NOTE 7 - LEASES

     At April 30, 1998, equipment with a cost of $101,000 and accumulated amortization of $38,000 has been acquired under capital leases. The Company rents its facilities under an operating lease expiring in July 2000. Rent expense for the facilities was approximately $100,000 for the years ended April 30, 1997 and 1998.

     Future minimum annual operating and capital lease commitments are as follows (in thousands):

                                                                April 29,
                                                         ---------------------
                                                         Operating     Capital
                                                         ---------    ---------

         1999                                            $     100    $      19
         2000                                                  100            3
         2001                                                   17            -
                                                         ---------    ---------
                                                         $     217           22
                                                         =========
         Amount representing interest                                        (1)
                                                                      ---------
         Present value of minimum lease payments                             21
         Current portion                                                    (18)
                                                                      ---------

         Long-term portion                                            $       3
                                                                      =========


NOTE 8 - EMPLOYEE BENEFIT PLANS

     The Company has a 401(k) profit sharing plan for employees who have completed one year of service. The Company is required to make a matching contribution equal to 50% of the employee's contribution, up to 6% of annual compensation. Employees are fully vested in employer contributions. The Company's matching contributions were approximately $13,000 and $19,000 for the years ended April 30, 1997 and April 29, 1998, respectively. Contributions in excess of the required matching amount are discretionary. The Company did not make a voluntary contribution for 1997 or 1998.


NOTE 9 - RELATED PARTY TRANSACTION

     During the year ended April 29, 1998, the Company paid Metallurgy International, Inc. a management fee of $6,000. At April 30, 1997, the Company had a payable of $6,000 to Metallurgy International Pty., a shareholder of Metallurgy International, Inc., for an advance on the purchase of equipment. The debt was repaid during the year ended April 29, 1998. At April 30, 1997, the Company had a payable of $20,000 to Metallurgy International, Inc. which was associated with Metallurgy International Inc.'s purchase of the Company. The debt was repaid during the year ended April 29, 1998.